FIRST AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

PERFORMANCE TRUST INVESTMENT ADVISORS, LLC

        THIS FIRST AMENDMENT dated as of April 28, 2011, to the Operating Expense Limitation Agreement, dated as of August 10, 2010 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and Performance Trust Investment Advisors, LLC (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to add an additional series of the Trust; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the sole purpose of adding the Performance Trust Municipal Bond Fund to the Agreement.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	PERFORMANCE TRUST INVESTMENT
on behalf its series listed on Schedule A	ADVISORS, LLC

By: /s/ Joseph C. Neuberger	By: /s/ Peter Cook
Name: Joseph C. Neuberger	Name: Peter Cook
Title: President	Title: Chief Investment Officer

Amended Schedule A
to the

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

PERFORMANCE TRUST INVESTMENT ADVISORS, LLC

Series and Class of Trust for Professional Managers	Operating Expense Limitation as a Percentage of Average Daily Net Assets
Performance Trust Total Return Bond Fund	0.95%
Performance Trust Municipal Bond Fund – Retail Class	0.75%
Performance Trust Municipal Bond Fund – Institutional Class	0.55%